EXHIBIT 16.1
AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
DENVER, COLORADO 80202
July 5, 2006
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
      Re:     The Heritage Organization, Inc.
Dear Sir/Madam:
      We have read Item 4.01 of the form 8-K/A The Heritage Organization, Inc., dated March 1, 2006 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by	/s/ AJ. Robbins
AJ. Robbins, CPA